INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated December 7, 1999, in the Registration Statement and related Prospectus of the PaineWebber Equity Trust, Growth Stock Series Twenty
  /s/ ERNST & YOUNG LLP
  New York, New York
  December 15, 1999